Oak Ridge Energy Technologies, Inc. Elects Stephen J. Barber as Chief Executive Officer (CEO)

January 21, 2014 Melbourne, Florida, Oak Ridge Energy Technologies, Inc. (Symbol OTCQB:OKME)  On December 24, 2013, Stephen J. Barber was elected as Chief Executive Officer of Oak Ridge Energy Technologies, Inc. following Jeffrey J. Flood’s resignation from all positions at Oak Ridge Energy.  Mr. Flood was formerly the Chief Executive Officer and a Director of Oak Ridge Energy.

Mr. Barber, currently 58 years old, has over 30 years of experience in the international business sector and is equally qualified in science and law.  He has specialized in international corporate finance, mergers and acquisitions, asset acquisitions, corporate restructuring, offshore financing structures and the creation of new ventures, as well as government regulatory matters and counterterrorism risk management in a range of international jurisdictions.  Throughout the 1990s, Mr. Barber served as Joint Managing Director of Wessex Fund Management Limited, a hedge fund he co-founded in 1988 focused on special situations and event-driven, risk-hedged investments.  Mr. Barber is currently the Principal and Chief Investment Officer of Precept Asset Management Limited.  The Precept Group manages a family of funds with a total fund capacity of US$12 billion.  He holds the following degrees: B. App. Sc. From University of Southern Queensland;  LL.B. & LL.M. from University of Adelaide; and an M.A. in Diplomacy from Norwich University (VT).

According to Mr. Barber, Precept Group regards the battery sector as being of key strategic importance on a global basis, which is the reason the group has made two strategic controlling investments in the sector during 2013.  In Mr. Barber’s view, “Precept Group regards Oak Ridge as one of the future leaders of the battery sector in the U.S., as an industry consolidator, which is worthy of our ongoing support as a hands on, active private equity investor, and we look forward to taking the company to the next stage as rapidly as possible.”

“We are extremely excited to have Mr. Barber join the Oak Ridge team. Mr. Barber’s business experience with international business sectors as well as his association with the Precept Group, will dramatically help shepherd the Company’s emerging growth into being a world leader in emerging energy storage markets,” said Mark Meriwether, Vice President and Director of Oak Ridge.

Also, effective December 24, 2013, Bryan Urban was elected as a Director, increasing the size of our Board of Directors from two to three.   Mr. Urban is 49 years of age and currently serves as the Managing Partner at Silveron Capital Partners, founded in 2006.   Mr. Urban leads the boutique investment banking firm and advisory team specializing in financing and M&A transactions for power and alternative energy companies.  Mr. Urban has over 20 years of energy development, finance and operational experience covering a broad array of power generation and energy infrastructure assets in the Americas and Asia/Pacific region. Through his many years of experience in the energy industry, including serving as CFO of Panda Energy International, Mr. Urban has developed an understanding of the demands of a growing energy company and the needs of capital investors.  Mr. Urban holds a CPA license and a Bachelor of Science from Indiana University.

Forward-looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release.  This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Investor Relations:

David Floor, Oak Ridge Energy Technologies: Telephone (801) 554-0090

dave.floor@oakridgeenergytech.com